Exhibit (C)(2)(D)

Deals & Valuations

Endesa Américas S.A.

Presentation to the Board of

Directors

Strictly private and confidential

29 June 2016

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Contents

Introduction

Revision of macroeconomic information per country and per company → Economic valuation per company → Estimation of the exchange ratio and pro forma balances → Economic valuation report and expert opinion report

Timeline of the project

- Start date: June 9th, 2016
- Submission date of deliverables: June 29th, 2016
- Presentation of the results to the board of directors: July 5th, 2016

About the project

- The Board of Directors of Endesa Chile S.A. hired PricewaterhouseCoopers Chile ("PwC Chile") for the economic valuation of the equity of Enersis Américas, Endesa Américas and Chilectra Américas at May 31st, 2016.
- This economic valuation corresponds to the activities of generation, transmission and distribution developed by the Group outside Chile.

PwC Team

- **Colin Becker**
  Partner
- **Imane Hajouji**
  Lead Consultant
- **Iván Sepúlveda**
  Director
- **Juan Muñoz**
  Lead Consultant
- **Myrko Salas**
  Senior Manager
- **Camila Parada**
  Senior Consultant

Support team:

- **Loreto Pelegri**
  Tax and Legal Services Partner
- **SEC Services Group in PwC's National Office**

Endesa Américas S.A. • Presentation to the board of directors
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1 Revision of macroeconomic information per country and per company

Information sources	Main activities
• Management Presentations per country • Information provided by Management, Intralinks • Global Economic Prospects, June 2016, World DataBank • World Economic Outlook Database April 2016, International Monetary Fund • Bloomberg • Foreign Exchange Outlook, Scotiabank • Trading Economics	• GDP projections' analysis, exchange rate, inflation per country and commodities' prices, in comparison with public sources. • Analysis of the main assumptions: – Years of projection, terminal values and end of concessions. – Maintenance, expansion and renovation capex. – Working capital and ratios (DSO, DPO y DIO). – Projections of revenues ("PxQ") and margins (gross and EBITDA). – Operational capacities of the plants • Verification of changes in regulatory frameworks and tariffs (Dx Argentina y Colombia) • State of future approved projects and their implementation. • Comparison of assumptions, changes in regulatory frameworks and state of future projects with the ones of phase 1 ("Corporate Reorganization") • Revision of the interests in subsidiaries. • Estimation of net debt per company.

Endesa Américas S.A. • Presentation to the board of directors
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29 June 2016
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2 Economic valuation per company

Assumptions

Main activities

Discount rate

(WACC)

Operations period

Perpetual growth rate

Estimation of the discount rates WACC per country and sector: Gx, Dx, Tx, Services and Others, considering:

Risk free rates (T-Bonds)

Country risk

Long term tax rate, for each country

Sample of comparable companies, per sector in order to obtain unlevered betas and the leverage ratio

Long term projected inflation per country

Determination of the projection period, considering:

Term of the concessions and renewals

Management intentions of continuing to operate in the determined country

Determination of perpetual growth rates “g”, considering:

Long term inflation per country

Projection of long term GDP

Maturity level of the sector in the determined country

Future projects (including competition groups and important clients)

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Estimation of the exchange ratio and pro-

3 forma balance sheets

Revision

Main activities

Exchange ratio

Pro-forma balance sheets of the merger at

May 31st, 2016

Calculation of the exchange ratio considering:

Economic valuation of equity of Enersis Américas, Endesa Américas and Chilectra Américas

Total shares for each one of the companies

Review of the pro-forma consolidated post-merger balance sheet after the incorporation of Endesa

Américas and Chilectra Américas by Enersis Américas as of May 31st, 2016.

Verify that :

The amounts of assets, liabilities and equity of the pro-forma balance sheet are the same ones that comprise the interim audited financial statements at May 31st, 2016.

The sum of assets and liabilities in the pro-forma balance sheet.

The consolidation elimination of related companies accounts and investments are explained in the attached notes.

Non controlling interests of Endesa and Chilectra are now part of the minority shareholders of Enersis Américas

Merger adjustments incorporated in the balance sheet are explained accordingly.

Realization of the adjustment for the capital increase, as determined by the exchange ratio proposed by the expert.

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Economic valuation and independent

4 expert report

Deliverables

Main activities

Economic valuation report prepared by PwC

Independent expert report prepared by the

Independent Expert

Presentation of the draft and final reports

Results of the valuation per company, sector and country:

Discounted cash flows (main methodology)

Market multiples

Market capitalization (share price multiplied by the number of outstanding shares)

Macroeconomic information and regulatory framework per country and sector

Description per company, ownership interests, general description and valuation assumptions

Resulting exchange ratio

Estimation of the capital increase (share price multiplied by the number of outstanding shares)

Revision of the pro-forma balance sheet

Adjustments to the merger by the capital increase

Delivery of draft reports

Observations and comments to the draft reports

Emission of final reports

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Valuation results using DCF

1 Annexes methodology

Economic valuation results

as of 31 May 2016

Enersis Endesa Chilectra

USD in millions Américas Américas Américas

Colombia 2,725 1,185 205

Peru 2,487 1,481 205

Country Brazil 1,782 638 319

Argentina 44 58 2

Subtotal 7,037 3,361 731

Net cash (*) 1,209 60 43

Others Corporate costs allocation(295)(34)(35)

Other adjustments 96 132 17

Total Equity (USD millions) 8,046 3,519 756

Total Equity (CLP millions) 5,550,316 2,427,592 521,709

Number of shares 49,092,772,762 8,201,754,580 1,150,742,161

Price per share (CLP/share) 113 296 453

Share exchange ratio 2.6180 4.0101

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Sensitivity analysis and

2 Annexes valuations using other

methodologies

Valuations’ comparison

as of 31 May 2016

Enersis Américas Endesa Américas Chilectra Américas

Min. Max. Min. Max. Min. Max.

Equity (USD millions) 7,589 8,600 3,470 3,568 649 885

DCF Price per share (CLP/share) 107 121 292 300 389 531

Share exchange ratio 2.7365 2.4833 3.6471 4.3916

Maket multiple Equity (USD millions) 7,840 8,386 3,414 3,617 733 822

Price per share (CLP/share) 110 118 287 304 439 493

Share exchange ratio 2.6064 2.5816 3.9861 4.1827

Market capitalization Equity (USD millions) 6,795 8,310 3,310 3,740 741 744

Price per share (CLP/share) 95 117 278 315 444 446

Share exchange ratio 2.9161 2.6942 4.6502 3.8202

Board of directors proposal to the Shareholders 2.8 5.0

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3 Annexes

Argentina valuation results using "DCF"

Valuation of the companies in Argentina

At May 31st, 2016

USD k

Country	Company	Lines of business	Equity value	Investment (Direct)	Investment Endesa Américas	Investment Chilectra Américas	Investment Enersis Américas
Argentina	Hidroeléctrica El Chocón S.A.	Gx	183,096	-	119,681	-	**71,786**
	Southern Cone Power Argentina S.A.	Gx	(28)	(0)	(28)	-	**(17)**
	Endesa Costanera S.A.	Gx	12,410	0	9,391	-	**5,633**
	Endesa Cemsa S.A.	Others	5,046	2,775	2,270	-	**4,137**
	Central Dock Sud S.A.	Gx	58,368	23,490	-	-	**23,490**
	Termoeléctrica Manuel Belgrano S.A.	Gx	-	-	-	-	**-**
	Termoeléctrica José de San Martín S.A.	Gx	-	-	-	-	**-**
	Central Vuelta de Obligado S.A.	Gx	-	-	-	-	**-**
	Edesur S.A.	Dx	28,744	10,801	144	9,786	**20,584**
	Yacilec S.A.	Tx	1,642	365	-	-	**365**
	Transportadora de Energía del Mercosur S.A.	Tx	(22,930)	(11,680)	(8,515)	(2,584)	**(19,348)**
	Cía. de Transmisión del Mercosur S.A. (CTM)	Tx	(23,810)	(12,128)	(8,842)	(2,683)	**(20,091)**
	Distrilec S.A.	Hold	(149)	(40)	(1)	(35)	**(76)**
	Inversora Dock Sud S.A.	Others	-	-	-	-	**-**
	Endesa Argentina S.A.	Others	1,627	0	1,626	-	**976**
	Sacme S.A.	Others	-	-	-	-	**-**
	Hidroinvest S.A.	Others	(305)	-	(293)	-	**(176)**
Total Argentina				**13,583**	**115,432**	**4,484**	**87,263**
Valuation adjustments (1)				(6,791)	(57,716)	(2,242)	(43,632)
Total Argentina, adjusted				**6,791**	**57,716**	**2,242**	**43,632**

(1) Considering the high degree of project uncertainty together with the serious economic challenges and currency restrictions, the resulting DCF in Argentina has been assigned a 50% discount for purposes of valuing the group

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4 Annexes Brazil valuation results using “DCF”

Valuation of the companies in Brazil

At May 31st, 2016

USD k

Country Company Lines of business Equity value Investment (Direct) Investment Endesa Américas Investment Chilectra Américas Investment Enersis Américas

Brazil Ampla Energia e Servicos S.A. Dx 399,620 180,888 69,581 146,463 367,755

Coelce S.A. Dx 812,529 367,018 177,629 53,904 526,975

C.G.T Fortaleza S.A. Gx 294,963 150,250 109,538 33,241 248,891

Cachoeira Dourada S.A. Gx 395,163 200,795 146,388 44,424 332,620

Eólica Fazenda Nova Geraçao e Gx — — -

Comercializaçao de Energia S.A.

EGP Modelo I Eólica Gx — — -

EGP Modelo II Eólica Gx — — -

CIEN S.A. Tx 274,944 140,052 102,104 30,985 231,999

Enel Brasil S.A Hold(52,868)(26,930)(19,633)(5,958)(44,610)

En-Brasil Comercio e Serviços S.A. Others 139,724 71,173 51,894 15,742 117,899

Ingendesa do Brasil Ltda. Others — — -

Total Brazil 1,083,247 637,500 318,802 1,781,528

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Colombia valuation results

5 Annexes using “DCF”

Valuation of the companies in Colombia

At May 31st, 2016

USD k

Country Company business Lines of value Equity (Direct) Investment Américas Investment Endesa Américas Investment Chilectra Américas Investment Enersis

Columbia Emgesa S.A. Gx 4,406,891 952,225 1,184,307—1,662,583

Emgesa Panamá S.A. Gx 0 — —

EEC S.A. Dx — — -

Codensa S.A. Dx 2,220,846 858,134—204,984 1,061,254

Inversora Codensa S.A.S. Hold — — -

Deca S.A. Hold — — -

Sociedad Portuaria Central Cartagena S.A. Others 2,025 454 517 9 773

Total Colombia 1,810,812 1,184,824 204,993 2,724,610

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6 Annexes Peru valuation results using

“DCF”

Valuation of the companies in Peru

At May 31st, 2016

USD k

Investment Investment Investment

Lines of Equity Investment Endesa Chilectra Enersis

Country Company business value(Direct) Américas Américas Américas

Chinango S.A.C. Gx 372,401 62,977 186,076—174,587

Edegel S.A. Gx 2,072,193 438,034 1,294,257—1,214,342

Empresa Electrica De Piura S.A. Gx 194,122 187,327 — 187,327

Compañía Energética Veracruz S.A.C Gx — — -

Peru Edelnor S.A. Dx 1,258,344 756,255—196,110 950,581

Inversiones Distrilima S.A. Others 28,212 19,705—8,507 28,134

Generandes Perú S.A. Others 576 225 351—435

Generalima S.A. Others(76,593)(76,593) —(76,593)

Empresa Electrica Caboblanco S.A. Others 7,970 7,970 — 7,970

Total Peru 1,395,899 1,480,685 204,617 2,486,783

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Nominal discount rates

7 Annexes(local currency) and long

term inflation

26.11%

25.13% 24.42%

13.82% 13.08% 12.69%

11.50%

11.06% 10.40% 10.09%

9.45% 8.85% 8.64%

4.60%

3.50%

2.40%

Argentina Brazil Colombia Peru

Generation Distribution Transmission Long term inflation

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3 Economic valuation per company Main considerations per

country

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